DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(776) 684-5708
Website: secretaryofstate.biz

FILED # C375399
April 06, 2004 IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

(Pursuant to Nevada Revised Statues Chapter 92A)
(excluding 92A.200(4b))
SUBMIT IN DUPLICATE

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). IF there are more than four merging entities, check box ☐ and attach an 81/2”x11” blank sheet containing the required information for each additional entity.

LINCOLN GOLD CORP.
Name of merging entity

NEVADA	CORPORATION
Jurisdiction	Entity Type*

and,

BRADEN TECHNOLOGIES, INC.
Name of surviving entity

NEVADA	CORPORATION
Jurisdiction	Entity Type*

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger – NRS 92A.1 90):

3) (Choose One)

☐ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200)

☒ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner’s approval (NRS 92A.200)(options a,b, or c must be used, as applicable, for each entity)(if there are more than four merging entities, check box and attach an 81/2” x 11” blank sheet containing the required information for each additional entity):

(a) Owner’s approval was not required from:

BRADEN TECHNOLOGIES, INC. Name of surviving entity, if applicable

(b) The plan was approved by the required consent of the owners of *:

LINCOLN GOLD CORP. Name of merging entity, if applicable

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

5) Amendments, if any, to the articles or certificate of the surviving entity, Provide article numbers, if available. (NRS92A.200)*:

Article 1 of the Articles of Incorporation of the Surviving Corporation is hereby amended to state as follows:

“Name of Corporation:	Lincoln Gold Corporation”

6) Location of Plan of Merger (check a or b):

☐	(a) The entire plan of merger is attached; or,

☒	(b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A 200).

7) Effective date (optional):

a) Signatures – Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers of all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A 230): (if there are more than four merging entities, check box ☐ and attach an 81/2” x 11” blank sheet containing the required information for each additional entity.):

LINCOLN GOLD CORP.
Name of merging entity

/s/ Andrew Milligan		PRESIDENT	April 2, 2004
Signature	Title		Date

BRADEN TECHNOLOGIES, INC.
Name of surviving entity

/s/ Paul Saxton	PRESIDENT		April 2, 2004
Signature	Title		Date